Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Apollo Solar Energy, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Renyi Hou
Renyi Hou
Chief Executive Officer and Chairman
August 16, 2010

/s/ Wilson W. Liu
Wilson W. Liu
Chief Financial Officer
August 16, 2010

A signed original of this written statement required by Section 906 has been provided to Apollo Solar Energy Inc. and will be retained by Apollo Solar Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.